UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 19, 2014

COLUMBIA LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10352	59-2758596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Liberty Square, Boston, Massachusetts 02109

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(617) 639-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 19, 2014, Columbia Laboratories, Inc. (the “Company”) issued a press release announcing that it will restate its previously issued unaudited interim consolidated financial statements for the three and nine months ended September 30, 2013. A copy of the press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 19, 2014, the Company, in consultation with the Company’s independent registered public accounting firm and the audit committee of the Company’s board of directors, determined that its previously issued unaudited interim consolidated financial statements for the three- and nine-month periods ended September 30, 2013 should no longer be relied upon due to a calculation error related to the Company’s common stock warrant expense, which resulted in the overstatement of the Company’s common stock warrant expense for the three- and nine-month periods ended September 30, 2013, and affects, among other things, the Company’s reported net (loss) income and net (loss) income per common share (basic and diluted).

The Company will issue a restatement to correct the error to the Company’s common stock warrant liability, which resulted in the overstatement of the Company’s common stock warrant expense for the three- and nine-month periods ended September 30, 2013. Accordingly, investors are cautioned not to rely on the Company’s historical financial statements, earnings press release dated November 7, 2013, and similar communications for the periods ended September 30, 2013.

Complex accounting rules address the measurement of the fair value of stock warrants. Management estimates the fair value of the common stock warrant liability quarterly by using the Black-Scholes option pricing model which is based on the Company’s stock price at the measurement date, exercise price of the warrants, risk-free rate and historical volatility. The Company currently has 621,275 warrants outstanding with an exercise price of $12.16. These warrants have an expiration date of April 30, 2015.

Based on its review to date, management anticipates that the restatement will result in the following corrections to the Company’s unaudited interim consolidated financial statements for the three- and nine-month periods ended September 30, 2013:

•	A $4.9 million favorable adjustment to net (loss) income, a non-cash item, which does not affect the Company’s reported cash balances or operating income;

•	A restatement of the Company’s previously reported net loss for the three month period ended September 30, 2013, resulting in net income of approximately $1.7 million for such period;

•	A restatement of the Company’s previously reported net income for the nine month period ended September 30, 2013, resulting in net income of approximately $5.6 million for such period;

•	A restatement of the Company’s previously reported basic and diluted net loss per common share for the three month period ended September 30, 2013, resulting in basic and diluted net income per common share of $0.15 and $0.11, respectively, for such period;

•	A restatement of the Company’s previously reported basic and diluted net income per common share for the nine month period ended September 30, 2013, resulting in basic and diluted net income per common share of $0.51 and $0.46, respectively, for such period; and

•	A decrease to the Company’s previously reported common stock warrant liability, resulting in common stock warrant liability of approximately $0.7 million on the consolidated balance sheet as of September 30, 2013.

The $4.9 million favorable adjustment to net (loss) income does not change the Company’s non-GAAP adjusted net income or non-GAAP adjusted diluted net income per share, as previously reported in the Company’s earnings press release dated November 7, 2013.

The Company has determined that the calculation error described herein affects only the three- and nine-month periods ended September 30, 2013 and that the error has no impact on any prior period results. The Company is not currently aware of any other accounting errors requiring adjustment to any prior period financial statements, however, there can be no assurances that the Company or its independent registered public accounting firm will not find additional accounting errors requiring further adjustments in those or earlier periods. In reaching the conclusion to restate its financial results, the Company’s management discussed the matters described in this Current Report on Form 8-K with the Company’s independent registered public accounting firm and the audit committee of the Company’s board of directors.

The Company intends to file an amended Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which will restate the previously issued financial statements included therein. The Company intends to file this amended quarterly report as soon as reasonably practicable, but in any event prior to the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The Company’s management is considering the effect of the restatement on the Company’s prior conclusions regarding the adequacy of the Company’s internal control over financial reporting and disclosure controls and procedures as of the end of the applicable period. The Company will amend, as necessary, any disclosures pertaining to its evaluation of such controls and procedures in connection with its amended Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

Forward-Looking Statements

This report on Form 8-K contains forward-looking statements that involve risks and uncertainties. In some cases, forward-looking statements can be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. Risks, uncertainties and assumptions that could affect the Company’s forward-looking statements include, among other things, completion of the restatement described above. Other risks and uncertainties include, but are not limited to, those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent Quarterly Reports on Form 10-Q. Unless required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

99.1	Press release dated February 19, 2014 entitled “Columbia Laboratories, Inc. Announces Restatement of Previously-Issued Unaudited Interim Consolidated Financial Statements for the Three- and Nine-Month Periods Ended September 30, 2013 – Financial Statements Understated Net Income Due to Calculation Error.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA LABORATORIES, INC.

Date: February 19, 2014	By:	/s/ Jonathan B. Lloyd Jones
Jonathan B. Lloyd Jones Vice President & Chief Financial Officer